EXHIBIT D

                         INVESTMENT ADVISORY AGREEMENT


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                         INVESTMENT ADVISORY AGREEMENT
               BETWEEN CONSECO STOCKCAR STOCKS MUTUAL FUND, INC.
                                      AND
                        CONSECO CAPITAL MANAGEMENT, INC.

         THIS INVESTMENT ADVISORY AGREEMENT is entered into as of this 28th day of April, 2000, by and between Conseco StockCar Stocks Mutual Fund, Inc. (the "Company"), a Maryland corporation, and Conseco Capital Management, Inc. (the "Adviser"), a Delaware corporation.


WITNESSETH:

         WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the " 1940 Act"), as an open-end diversified management investment company;

         WHEREAS, the Company is authorized to issue various series of shares, each of which represents a separate diversified portfolio of investments, and may establish additional series of shares (each series now or hereafter listed on Schedule A hereto, as such schedule may be amended from time to time, shall be referred to herein as a "Fund");

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940;

         WHEREAS, the Company desires to retain the Adviser to render investment advice and furnish portfolio management services to each Fund; and

         WHEREAS, the Adviser is willing to render such advice and furnish such services pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties mutually agree as follows:

         1. EMPLOYMENT; DUTIES OF THE ADVISER. (a) The Company hereby employs the Adviser as investment adviser of each Fund. The Adviser hereby accepts such employment and agrees to provide the services set forth herein in return for the compensation under Paragraph 8.

            (b) Subject to the supervision and direction of the Board of Directors of the Company (the "Directors"), the Adviser shall provide a continuous investment program for each Fund and shall, as part of its duties hereunder, (i) furnish investment research and management with respect to the investment of the assets of each Fund, (ii) determine from time to time securities or other investments to be purchased, sold, retained or lent by each Fund, (iii) furnish, without cost to each Fund, such office space, equipment, facilities and personnel as needed for servicing the investments of the Fund to the extent not provided by the Company's administrator under a separate agreement with the Company, (iv) maintain all books and records with respect to portfolio transactions of each Fund, and (v) permit its directors, officers and employees to serve, without compensation from the Company or each Fund, as Directors or officers of the Company. The Adviser shall carry out its duties under this Agreement in accordance with each Fund's stated investment objective, policies, and restrictions, the 1940 Act and other applicable laws and regulations, and such other guidelines as the Directors may reasonably establish from time to time.

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            (c) The Adviser will place orders for each Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Adviser will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation, the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers that provide brokerage and research services. The Adviser may pay such brokers and dealers a higher commission than may be charged by other brokers and dealers if the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided. This determination may be viewed in terms either of the particular transaction or of the overall responsibility of the Adviser to the Funds and its other clients.

         2. RETENTION OF A SUB-ADVISER. Subject to such approval as may be required under the 1940 Act, the Adviser may retain a sub-adviser, at the Adviser's own cost and expense, for the purpose of making investment recommendations and research available to the Adviser. Retention of a sub-adviser with respect to any or all Funds shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement, and the Adviser shall be responsible to the Company and each such Fund for all acts or omissions of the sub-adviser in connection with the performance of the Adviser's duties hereunder.

         3. INDEPENDENT CONTRACTOR STATUS; SERVICES NOT EXCLUSIVE. The Adviser shall, for all purposes herein, be deemed to be an independent contractor. The services to be rendered by the Adviser pursuant to the provisions of this Agreement are not to be deemed exclusive and the Adviser shall therefore be free to render similar or different services to others, provided that, its ability to render the services described herein shall not be impaired thereby.

         4. FURNISHING OF INFORMATION. (a) Each Fund shall from time to time furnish or make available to the Adviser detailed statements of the investments and assets of the Fund, information pertaining to the investment objectives and needs of the Fund, financial reports, proxy statements, and such legal or other information as the Adviser may reasonably request in connection with the performance of its obligations hereunder.

            (b) The Adviser will furnish the Directors with such periodic and special reports (including data on securities, economic conditions and other pertinent subjects) as the Directors may reasonably request.

         5. FUND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser agrees that all records which it maintains for the Company shall be the property of the Company and shall be surrendered promptly to the Company upon request. The Adviser further agrees to preserve all such records for the periods prescribed by Rule 3la-2 under the 1940 Act. The Adviser agrees that it will maintain all records and accounts regarding the investment activities of each Fund in a confidential manner. All such accounts or records shall be made available within five (5) business days of request to the accountants or auditors of each Fund during regular business hours at the Adviser's offices. In addition, the Adviser will provide any materials reasonably related to the investment advisory services provided hereunder as may be reasonably requested in writing by the designated officers of the Company or as may be required by any duly constituted authority.

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         6. ALLOCATION OF COSTS AND EXPENSES.

            (a) The Adviser shall pay the costs of rendering its services pursuant to the terms of this Agreement, other than the costs of securities (including brokerage commissions, if any) purchased by the Funds.

            (b) Each Fund shall bear all expenses of its operation (including its proportionate share of the general expenses of the Company) not specifically assumed by the Adviser. Expenses borne by each Fund shall include, but are not limited to, (i) organizational and offering expenses of the Fund and expenses incurred in connection with the issuance of shares of the Fund; (ii) fees of the Company's custodian and transfer agent; (iii) costs and expenses of pricing and calculating the net asset value per share for each class of the Fund and of maintaining the books and records required by the 1940 Act; (iv) expenditures in connection with meetings of shareholders and Directors, other than those called solely to accommodate the Adviser; (v) compensation and expenses of Directors who are not interested persons of the Company or the Adviser ("Disinterested Directors"); (vi) the costs of any liability, uncollectible items of deposit and other insurance or fidelity bond; (vii) the cost of preparing, printing, and distributing prospectuses and statements of additional information, any supplements thereto, proxy statements, and reports for existing shareholders;
(viii) legal, auditing, and accounting fees; (ix) trade association dues; (x) filing fees and expenses of registering and maintaining registration of shares of the Fund under applicable federal and state securities laws; (xi) brokerage commissions; (xii) taxes and governmental fees; and (xiii) extraordinary and non-recurring expenses.

            (c) To the extent the Adviser incurs any costs which are an obligation of a Fund as set forth herein and to the extent such costs have been reasonably rendered, the Fund shall promptly reimburse the Adviser for such costs.

         7. INVESTMENT ADVISORY FEES.

            (a) As compensation for the advice and services rendered and the expenses assumed by the Adviser pursuant hereto, each Fund shall pay to the Adviser a fee computed at the annual rate set forth on Schedule A hereto, as such schedule may be amended from time to time.

            (b) The investment advisory fee shall be accrued daily by each Fund and paid to the Adviser at the end of each calendar month.

            (c) In the case this Agreement becomes effective or terminates with respect to any Fund before the end of any month, the investment advisory fee for that month shall be calculated on the basis of the number of business days during which it is in effect for that month.

         8. ADDITIONAL FUNDS. In the event that the Company establishes one or more series of shares with respect to which it desires to have the Adviser render services under this Agreement, it shall so notify the Adviser in writing. If the Adviser agrees in writing to provide said services, such series of shares shall become a Fund hereunder upon execution of a new Schedule A and the approval of the Directors and the shareholders of the series as required by the 1940 Act.

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         9. COMPLIANCE WITH APPLICABLE LAW. Nothing contained herein shall be deemed to require the Funds to take any action contrary to (a) the Agreement and Declaration of Company of the Company, (b) the By-laws of the Company, or (c) any applicable statute or regulation. Nothing contained herein shall be deemed to relieve or deprive the Directors of their responsibility for and control of the conduct of the affairs of the Company or the Funds.

         10. LIABILITY. (a) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard by the Adviser of its obligations or duties hereunder, the Adviser shall not be subject to liability to the Company or any Fund or its shareholders for any act or omission in the course of or in connection with rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

            (b) No provision of this Agreement shall be construed to protect any Director or officer of the Company, or any director or officer of the Adviser, from liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence on the part of such person, or reckless disregard by such person of obligations or duties hereunder.

            (c) A copy of the Company's Amended and Restated Articles of Incorporation is on file with the Secretary of Maryland, and notice is hereby given that this Agreement is executed on behalf of the Directors as Directors and not individually. The Adviser acknowledges and agrees that the obligations of a Fund hereunder are not personally binding upon any of the Directors or shareholders of the Fund but are binding only upon property of that Fund and no other.

         11. TERM OF AGREEMENT. This Agreement shall become effective on the date above written with respect to each Fund listed on Schedule A hereto on such date and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided. With respect to each series added by execution of a new Schedule A, this Agreement shall become effective on the date of such execution and shall remain in effect for two years after such execution unless sooner terminated as hereinafter provided. Thereafter, this Agreement shall continue in effect with respect to each Fund from year to year so long as such continuation is approved at least annually for each Fund by (i) the Directors or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Disinterested Directors, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

         12. TERMINATION. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty (a) by the Directors or by vote of a majority of the outstanding voting securities of the Fund, upon delivery of sixty (60) days' written notice to the Adviser, or (b) by the Adviser upon sixty
(60) days' written notice to the Fund. Termination of this Agreement with respect to one Fund shall not affect the continued effectiveness of this Agreement with respect to any other Fund. This Agreement shall terminate automatically in the event of its assignment.

         13. AMENDMENT OF AGREEMENT. This Agreement may only be modified or amended by mutual written agreement of the parties hereto.

         14. NO WAIVER. The waiver by any party of any breach of or default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

         15. USE OF NAME. In consideration of the execution of this Agreement, the Adviser hereby grants to the Company the right to use the name "Conseco" as part of its name and the names of the Funds. The Company agrees that in the event this Agreement is terminated, it shall immediately take such steps as are necessary to amend its name to remove the reference to "Conseco."

         16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, except insofar as the 1940 Act may be controlling.

         17. DEFINITIONS. For purposes of application and operation of the provisions of this Agreement, the terms "majority of the outstanding voting securities, "interested persons," and "assignment" shall have the meaning as set forth in the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         18. SEVERABILITY. The provisions of this Agreement shall be considered severable and if any provision of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

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         19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.




ATTEST:                                   CONSECO STOCKCAR STOCKS
                                          MUTUAL FUND, INC.



/s/ William P. Kovacs
-----------------------                   By: /s/ Maxwell E. Bublitz
William P. Kovacs, Esq.                       ----------------------
                                              Maxwell E. Bublitz
                                              President






ATTEST:                                  CONSECO CAPITAL MANAGEMENT, INC.


/s/ William P. Kovacs
-----------------------                   By: /s/ Maxwell E. Bublitz
William P. Kovacs, Esq.                       ----------------------
                                              Maxwell E. Bublitz
                                              President


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

                         INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE A



             Series                                   Annual Rate
             ------                                   -----------
             Conseco StockCar Stocks Index Fund          0.65%

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